Exhibit 6.9

FIRST AMENDMENT TO THE THREE-PARTY AGREEMENT

(Multifamily REIT I)

This First Amendment (this “Amendment”) to the Three-Party Agreement among Cottonwood Capital Property Management II, LLC, a Delaware limited liability company (“CCPM II”), Cottonwood Multifamily REIT I, Inc., a Maryland corporation (“Multifamily REIT I”) and Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership (“REIT I OP”) dated May 27, 2016 (the “REIT I Three-Party Agreement”) is adopted by CCPM II, Multifamily REIT I and REIT I OP (collectively, the “Parties”). This Amendment is effective as of March 1, 2019 (the “Effective Date”).

WHEREAS, the Parties have determined it to be in their best interest to amend the REIT I Three-Party Agreement into two separate three-party agreements: (i) to amend the REIT I Three-Party agreement to remove the property management services provisions (“Property Management Services”) to enable CCPM II to assign the REIT I Three-Party Agreement (with the exception of the Property Management Services) to Cottonwood Capital Management, Inc., a Delaware corporation (“CCMI”) and (ii) to effect a new property management three-party agreement (the “Property Management Three-Party Agreement”) in the form attached hereto as Exhibit A among CCPM II, Multifamily REIT I and REIT I OP for CCPM II to perform the Property Management Services removed from the amended REIT I Three-Party Agreement.

NOW, THEREFORE, in consideration of the preceding, the Parties hereby agree as follows:

1.     The Parties agree to amend the REIT I Three-Party Agreement as follows:

1.1	Section 3 shall be deleted in its entirety.

1.2	All other references to property management services provided by CCPM II shall be deleted in their entirety.

2.     CCPM II, Multifamily REIT I and REIT I OP hereby agree to enter into the Property Management Three-Party Agreement for the performance of the Property Management Services.

3.     As amended hereby, the REIT I Three-Party Agreement shall continue in full force and effect, including the funding obligations in Section 1.

4.     The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Parties.

5.     This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

[Signatures on the following page.]

IN WITNESS WHEREOF, this Amendment is effective as of the Effective Date.

MULTIFAMILY REIT I:

Cottonwood Multifamily REIT I, Inc., a Maryland corporation

By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Counsel

REIT I OP:

Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership

By:	CW Multifamily REIT I GP, LLC, a Delaware limited liability company, its general partner

	By:	Cottonwood Multifamily REIT I, Inc., a Maryland corporation, its sole member

		By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Counsel

CCPM II:

Cottonwood Capital Property Management II, LLC, a Delaware limited liability company

By:	Cottonwood Capital Holdings, LLC, a Delaware limited liability company, its sole member

	By:	Cottonwood Capital Management, Inc., a Maryland corporation, its sole member

		By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Officer

[Signature Page to Amendment of Three-Party Agreement (CMR I)]

EXHIBIT A

Property Management Three-Party Agreement

[Attached.]

EXHIBIT A